UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2023

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock — $1.00 Par Value	CRD-A	New York Stock Exchange, Inc.
Class B Common Stock — $1.00 Par Value	CRD-B	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, the Board of Directors (“Board”) of Crawford & Company (the “Company”) unanimously appointed Fred R. Donner, age 65, as an independent director of the Company. Mr. Donner is retired and most recently, from April 2018 until October 2022, was a Senior Managing Director in the Global Insurance Practice of FTI Consulting, a global consulting firm. From 2014 until his retirement in 2017, Mr. Donner served as Executive Vice President, Enterprise Risk Management for Travelers Insurance Co. (“Travelers”) and Chief Financial Officer for its Business and International Insurance segment. Prior to that, Mr. Donner was Traveler’s Senior Vice President and Chief Financial Officer of its Personal Lines Insurance segment and then the Chief Financial Officer and Chief Operating Officer of its Business Insurance segment. Mr. Donner has served on the Board of Global Indemnity Group, LLC since December of 2022 where he chairs the Enterprise Risk Management Committee and the Nomination, Compensation, and Governance Committee and is a member of the Audit Committee. From May 2020 until December 2022, he served as an independent director of Argo Group International Holdings Ltd. where he chaired the Audit Committee and was a member of the Risk & Capital Committee. Mr. Donner holds a bachelor’s degree in business administration from Pace University and currently serves on the advisory board of the University’s Lubin School of Business. Mr. Donner is a member of the American Institute of Certified Public Accountants. Mr. Donner will be a member of the Audit Committee, effective immediately upon his appointment.

Mr. Donner’s term will expire at the Company’s 2024 Annual Meeting of Shareholders, at which time he will stand for re-election to the Board by the Company’s shareholders. As a director, Mr. Donner is entitled to receive standard compensation applicable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2023 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference. Mr. Donner’s annual director compensation for 2023, including an initial equity grant upon his appointment, will be pro-rated to reflect his partial term during the 2023 calendar year.

There are no arrangements or understandings between Mr. Donner and any other persons pursuant to which he was named a director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Donner or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing this appointment on November 6, 2023. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press Release dated November 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Tami E. Stevenson
Name: Tami E. Stevenson
Title: SVP, General Counsel and Corporate Secretary

Date: November 6, 2023